Exhibit 99.2

CTC MEDIA, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are based on our historical consolidated financial statements and the historical combined financial statements of ZAO “TV Darial” (“TV Darial Group”) adjusted as if the acquisition of TV Darial Group had occurred on earlier dates. The pro forma condensed combined statements of income for the year ended December 31, 2007 and for the three months ended March 31, 2008, give effect to the acquisition of TV Darial Group by one of our wholly owned Russian subsidiaries, ZAO “Set Televissionnykh Stantsiy” (Closed Joint Stock Company “Network of Television Stations”), as if such acquisition had occurred on January 1, 2007. The following unaudited pro forma condensed combined balance sheet as of March 31, 2008 gives effect to the acquisition of the TV Darial Group as if it occurred on March 31, 2008.

The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances. The pro forma adjustments were applied to the respective historical financial statements to reflect and account for the acquisition using the purchase method of accounting.

The unaudited pro forma condensed combined financial statements were prepared using the assumptions described in the related notes. The historical financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statements of income, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial statements do not include the realization of cost savings from operational efficiencies, revenue synergies or changes in operating strategies that may result from the acquisition.  Therefore, the information presented in the accompanying unaudited pro forma condensed combined financial statements may differ materially from future results realized.

Amounts preliminarily allocated to assets acquired, including intangible assets and goodwill, and liabilities assumed may change significantly. We continue to assess the estimated fair values of the assets acquired and liabilities assumed and such fair values are subject to revision as we receive finalized appraisals and complete other analyses. Accordingly, the purchase price allocation is preliminary and subject to revision.

The unaudited pro forma condensed combined financial statements are provided for informational purposes. They may not necessarily represent what CTC Media’s consolidated results would have been had the transaction actually occurred as of the dates indicated, nor are they necessarily representative of CTC Media’s future consolidated results of operations or financial position.

The unaudited pro forma condensed combined financial statements should be read in conjunction with our (i) Annual Report on Form 10-K for the year ended December 31, 2007 and the quarterly report on Form 10-Q for the quarter ended March 31, 2008, previously filed with the SEC; and (ii) the historical audited combined financial statements of TV Darial Group for the years ended December 31, 2007 and 2006 included elsewhere in this document.

CTC MEDIA, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2007

(in thousands of US dollars, except share and per share data)

	CTC Media, Inc. and Subsidiaries	DTV (1)	Pro Forma Adjustments		Pro Forma
REVENUES:

Advertising	$452,669	$34,267	$—		$486,936
Sublicensing	17,006	—	—		17,006
Other revenue	2,381	1,483	—		3,864
Total operating revenues	472,056	35,750	—		507,806
EXPENSES:					—

Direct operating expenses	(18,794)	(7,415)	—		(26,209)

Selling, general and administrative	(69,680)	(9,399)	—		(79,079)

Amortization of programming rights	(153,531)	(11,647)	(299	)(3)	(165,477)

Amortization of sublicensing rights	(9,629)	—	—		(9,629)

Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	(27,361)	(3,603)	1,015	(4)	(29,949)

Total operating expenses	(278,995)	(32,064)	716		(310,343)

OPERATING INCOME	193,061	3,686	716		197,463
FOREIGN CURRENCY GAINS	151	4,689	—		4,840

INTEREST INCOME	11,002	—	(9,956	)(5)	1,046

INTEREST EXPENSE	(3)	(3,810)	(8,360	)(6)	(12,173)
GAIN ON SALE OF BUSINESSES	747	—	—		747
OTHER NON-OPERATING INCOME, net	1,168	—	—		1,168

EQUITY IN INCOME OF INVESTEE COMPANIES	(1,195)	—	—		(1,195)
Income before income tax and minority interest	204,931	4,565	(17,600)		191,896
INCOME TAX EXPENSE	(63,176)	(2,010)	5,138	(7)	(60,048)

INCOME ATTRIBUTABLE TO MINORITY INTEREST	(5,842)	—	—		(5,842)

NET INCOME	$135,913	$2,555	$(12,462)		$126,006

Net income attributable to common stockholders	$135,913				$126,006
Net income per share attributable to common stockholders - basic	$0.90				$0.83
Net income per share attributable to common stockholders - diluted	$0.86				$0.80
Weighted average common shares outstanding - basic	151,731,780				151,731,780
Weighted average common shares outstanding - diluted	158,311,967				158,311,967

The accompanying notes are an integral part of these pro forma financial statements

CTC MEDIA, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2008

(in thousands of US dollars, except share and per share data)

	CTC Media, Inc. and Subsidiaries	DTV (2)	Pro Forma Adjustments		Pro Forma
REVENUES:

Advertising	$135,056	$12,859	$—		$147,915
Sublicensing	1,078	—	—		1,078
Other revenue	612	562	—		1,174
Total operating revenues	136,746	13,421	—		150,167
EXPENSES:

Direct operating expenses	(6,526)	(2,250)	—		(8,776)

Selling, general and administrative	(19,338)	(2,155)	—		(21,493)

Amortization of programming rights	(54,423)	(5,315)	1,015	(3)	(58,723)

Amortization of sublicensing rights	(1,223)	—	—		(1,223)

Depreciation and amortization (exclusive of amortization of programming rights and sublicensing rights)	(2,204)	(1,045)	334	(4)	(2,915)

Total operating expenses	(83,714)	(10,765)	1,349		(93,130)

OPERATING INCOME	53,032	2,656	1,349		57,037
FOREIGN CURRENCY GAINS	678	2,638	—		3,316

INTEREST INCOME	3,792	—	(2,401	)(5)	1,391

INTEREST EXPENSE	(6)	(994)	(1,206	)(6)	(2,206)
OTHER NON-OPERATING INCOME (EXPENSES), net	85	16	—		101
EQUITY IN INCOME OF INVESTEE COMPANIES	293	—	—		293
Income before income tax and minority interest	57,874	4,316	(2,258)		59,932
INCOME TAX EXPENSE	(15,090)	(2,275)	780	(7)	(16,585)

INCOME ATTRIBUTABLE TO MINORITY INTEREST	(1,071)	—	—		(1,071)
NET INCOME	$41,713	$2,041	$(1,478)		$42,276

					$—
Net income attributable to common stockholders	$41,713	$2,041	$(1,478)		$42,276
Net income per share attributable to common stockholders - basic	$0.27				$0.28
Net income per share attributable to common stockholders - diluted	$0.26				$0.27
Weighted average common shares outstanding - basic	152,124,975				152,124,975
Weighted average common shares outstanding - diluted	159,227,810				159,227,810

The accompanying notes are an integral part of these pro forma financial statements

CTC MEDIA, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2008

(in thousands of US dollars)

	CTC Media, Inc. and Subsidiaries	DTV (2)	Pro Forma Adjustments		Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$287,753	$3,586	$(190,000	)(8)	$101,339
Trade accounts receivable, net of allowance for doubtful accounts	27,488	1,713	—		29,201
Taxes reclaimable	10,465	2,981	—		13,446
Prepayments	51,365	1,428	—		52,793
Programming rights, net	73,479	2,907	—		76,386
Deferred tax assets	15,814	215	—		16,029
Other current assets	5,515	3,782	—		9,297
TOTAL CURRENT ASSETS	471,879	16,612	(190,000)		298,491
RESTRICTED CASH	175	—	—		175

PROPERTY AND EQUIPMENT, net	27,111	908	—		28,019
INTANGIBLE ASSETS, net:
Broadcasting licenses	199,557	12,184	316,264	(9)	528,005
Trade names	7,128	—	—		7,128
Network affiliation agreements	833	—	—		833
Other intangible assets	5,691	23,368	—		29,059
Net intangible assets	213,209	35,552	316,264		565,025
GOODWILL	119,084	—	105,579	(10)	224,663
PROGRAMMING RIGHTS, net	47,308	10,412	(6,395	)(3)	51,325
SUBLICENSING RIGHTS, net	2,217	—	—		2,217
INVESTMENTS IN AND ADVANCES TO INVESTEES	7,096	—	—		7,096
PREPAYMENTS	8,337	—	—		8,337
DEFERRED TAX ASSETS	14,305	—	—		14,305
OTHER NON-CURRENT ASSETS	1,938	15,832	—		17,770
TOTAL ASSETS	$912,659	$79,316	$225,448		$1,217,423
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	45,421	16,865	—		62,286
Accrued liabilities	36,729	2,851	3,268	(11)	42,848
Taxes payable	25,140	494	—		25,634
Deferred revenue	15,600	—	—		15,600
Deferred tax liabilities	1,683	—	—		1,683
Short-term loans and notes payable	—		135,996	(12)	135,996
TOTAL CURRENT LIABILITIES	124,573	20,210	139,264		284,047
LONG-TERM LOANS	235	65,443	2,057	(13)	67,735
DEFERRED TAX LIABILITIES	58,977	3,421	74,369	(14)	136,766
MINORITY INTEREST	48,058	—	—		48,058
COMMITMENTS AND CONTINGENCIES (Note 10)
STOCKHOLDERS’ EQUITY:
Common stock	1,521	—	—		1,521
Additional paid-in capital	352,450	12,428	(12,428	)(15)	352,450
Retained earnings	251,580	(17,967)	17,967	(17)	251,580
Accumulated other comprehensive income	75,265	(4,219)	4,219	(15)	75,265
TOTAL STOCKHOLDERS’ EQUITY	680,816	(9,758)	9,758		680,816
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$912,659	$79,316	$225,448		$1,217,423

The accompanying notes are an integral part of these pro forma financial statements

CTC MEDIA, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(in thousands of US dollars, except share and per share data)

On April 16, 2008, ZAO “Set Televissionnykh Stantsiy” (Closed Joint Stock Company “Network of Television Stations”) (“CTC Network”), one of our wholly owned Russian subsidiaries, acquired 100% of ZAO “TV Darial” (“TV Darial Group”) from an affiliate of Modern Times Group MTG AB (“MTG”).  The TV Darial Group operates a national free-to-air television network and a group of 24 owned-and-operated stations in Russia.  MTG, through its subsidiary MTG Russia AB, is the beneficial holder of approximately 39.5% of our outstanding shares.  The TV Darial Group broadcasts a mix of entertainment programming with a primary focus on male viewers.  The audience share of the network was 1.9% in each of 2007 and the first quarter of 2008.

As consideration for the acquisition, CTC Network paid MTG $190 million in cash, issued a promissory note to MTG in the amount of $139 million and agreed to ensure the repayment of indebtedness owing from the TV Darial Group to MTG in the amount of $66 million. The note has been guaranteed by us and is repayable upon the earlier of (i) five days after CTC Network closes the debt financing and (ii) 90 days from the closing of the acquisition.  The principal amount of the note incurs interest at an annual rate of 5.25875% until June 30, 2008, and 7.25875% from July 1, 2008 until paid in full. The TV Darial Group indebtedness owing to MTG is repayable no later than 10 days following the closing of the debt financing. CTC Network has received $135,000 in commercial debt financing from a third-party lender to repay the note and fund the repayment of the TV Darial Group indebtedness.

In connection with the purchase of the TV Darial Group, CTC Network has also agreed to grant MTG a right of first offer, for a ten-year term, in the event that CTC Network seeks to license to any third-party any rights it or its affiliates holds to broadcast television programming in Estonia, Latvia or Lithuania.

We will begin to consolidate the results of operations of the TV Darial Group with our operating results from the date of acquisition, April 16, 2008.

We continue to assess the estimated fair values of the assets acquired and liabilities assumed. Accordingly, the purchase price allocation is preliminary and subject to revision as we finalize appraisals and other analyses. The following table summarizes the preliminary fair values of the assets acquired and liabilities assumed at the date of acquisition:

Assets acquired	$37,368
Liabilities assumed	(22,419)
Identifiable intangible assets	351,815
Goodwill	105,579
Debt assumed at acquisition	(65,443)
Deferred tax liability	(75,579)
Adjusted preliminary purchase price	$331,321	(16)

(1)

The numbers are derived from the IFRS, as issued by IASB, audited financial statements of TV Darial Group included elsewhere in this document. There are no material differences between IFRS and US GAAP financial statements.

(2)	The numbers are derived from the interim accounting records of the TV Darial Group not included herein.

(3)	Represents an adjustment to align an accounting policy difference relating mainly to amortization of programming rights.

(4)

Represents an adjustment to reverse amortization of acquired broadcasting licenses booked in historical TV Darial Group financials. No additional amortization expense for broadcasting licenses acquired as part of the acquisition was recorded, as we believe that such assets have indefinite useful life. The preliminary valuations of the identifiable intangible assets are subject to final valuations and further review by management, which may result in material adjustments. The allocation of the purchase price to the assets and liabilities will be finalized over the next six months as we obtain more information regarding asset valuations, liabilities assumed and revisions of preliminary estimates of fair value made at the date of acquisition.

(5)	Represents an adjustment to record a reduction in interest income due to the cash payment for the acquisition of the TV Darial Group being assumed to have been made on January 1, 2007.

(6)

Represents the net incremental interest expense resulting from borrowings to finance the acquisition of the TV Darial Group, assuming the variable interest rates currently effective plus the credit margin spread, as well as amortization of the debt issuance cost. Based on our financing activities, it has been assumed for the purposes of these pro forma statements that the borrowings remain outstanding for the first six months after the acquisition, $50 million is paid after six months, and the remaining balance is repaid ratably on a semiannual basis over the following two-year period.

(7)

Represents the related income tax effect of the interest expense and debt issuance cost related to the borrowings to finance the acquisition in (6) above and the reduction in interest income in (5) above. Also includes an adjustment to align an accounting policy difference.

(8)	Represents cash paid for the acquisition.

(9)

Represents the preliminary adjustment to record the estimated fair value of the TV Darial Group broadcasting licenses. The amount of broadcasting licenses and other intangible assets, as well as amortization methodology are subject to the completion of a valuation.

(10)

Represents the preliminary adjustment to record the excess of preliminary purchase price over the estimated fair value of net assets acquired and liabilities assumed, which has been recorded as goodwill. This amount is subject to completion of a valuation of the tangible and intangible assets acquired and fair value estimates of other assets acquired and liabilities assumed.

(11)	Represents capitalized acquisition costs incurred by us.

(12)	This adjustment is calculated as follows:

Purchase price in accordance with share purchase agreement	$395,000
Less: Cash paid	(190,000)
Less: Defined balance sheet adjustments(1)	(66,947)
Less: Long-term portion of borrowing obtained	(67,500)
Add: Reclass of indebtedness owed by the TV Darial Group to short term, see (13) below	65,443
$135,996

(13)

Represents a long term portion of a commercial debt financing from a third-party lender ($67,500) less reclass of indebtedness in amount of $65,443 owed by the TV Darial Group to MTG to Short-term loans and notes payable.

(14)

Represents deferred income taxes resulting from the pro forma adjustments made to the unaudited pro forma condensed combined balance sheet, including fair value adjustments made to certain historical the TV Darial Group balance sheet and adjustment to align an accounting policy difference.

(15)	Represents the elimination of the historical equity of the TV Darial Group.

(16)	Calculated as follows:

Purchase price in accordance with share purchase agreement	$395,000
Less: Defined balance sheet adjustments(1)	(66,947)
Add: Acquisition costs	3,268
Adjusted preliminary purchase price	$331,321

(17)	Represents the elimination of the historical equity of the TV Darial Group, as well as adjustments to align accounting policy differences.

(1) Principally represents debt assumed at acquisition.